Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of December 13, 2024 (the “Effective Date”), is entered into between Jinyi Capital Inc., a Canadian Federal corporation (“Seller”), and NM Data Inc., a Nevada corporation (“Buyer”). Capitalized terms used in this Agreement have the meanings given to such terms herein.

RECITALS

WHEREAS, Seller owns all the issued and outstanding common shares (the “Shares”), of J&Y Marigold Ltd., a federal corporation formed under laws of Canada (the “Company”);

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, representing ninety percent (90%) of all of the fully-diluted common shares of the Company as of the Closing Date (as defined below) (the “Purchased Shares”), subject to the terms and conditions set forth herein; and

WHEREAS, Seller shall retain ownership after the Closing (as defined below) of ten percent (10%) of the fully-diluted common shares of the Company as of the Closing Date (the “Retained Shares”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Purchase and sale

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Purchased Shares, free and clear of any mortgage, pledge, lien, charge, security interest, claim, community property interest, option, equitable interest, restriction of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute), or other encumbrance (each, an “Encumbrance”).

Section 1.02 Purchase Price. The aggregate purchase price for the Purchased Shares shall be $5,320,000 USD (as adjusted pursuant hereto, the “Purchase Price”). The Purchase price shall be paid as follows: (i) US $200,000 within five (5) business days of the Effective Date (the “Deposit”); (ii) US $3,220,000 (the “Phase I Payment”) on the Closing Date (as defined in Section 2.01) subject to satisfaction or waiver by Buyer of the closing conditions in Section 2.04 ; and (iii) US $1,900,000 (the “Phase II Payment”) on the Phase II Payment Date (as defined below) subject to satisfaction or waiver by Buyer of the Phase II payment conditions precedent set forth in Section 2.06. Buyer shall pay the Purchase Price to Seller in cash by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 1.02 of the Disclosure Schedules. The term “Disclosure Schedules” means the disclosure schedules, attached hereto and made a part hereof, delivered by Seller concurrently with the execution, closing, and delivery of this Agreement.

Section 1.03 Deposit.

(a) The Seller acknowledges and agrees that the Deposit shall be held by Seller’s Counsel in a non-interest bearing account with a Canadian Schedule 1 chartered bank pending the Closing Date.

(b) If the Closing does not occur solely by reason of the default of the Buyer, the full amount of the Deposit shall become the property of and be retained by the Seller as liquidated damages and not as a penalty to compensate Seller for the failure of the transaction contemplated in this Agreement to close and this shall be the Seller’s sole and exclusive remedy and recourse in respect of any such default.

(c) If the Closing does not occur for any reason other than the sole default of the Buyer, the full amount of the Deposit shall be returned forthwith by the Seller to the Buyer. It is understood that non-completion of the transaction of purchase and sale contemplated by this Agreement by the Buyer because of the non-fulfillment of any conditions precedent set out in Section 2.05 shall not be considered to be a default of the Buyer.

ARTICLE II
CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place, within three (3) business days of the satisfaction or waiver of the closing conditions set forth in Section 2.04 and Section 2.05 (the “Closing Date”), but no later than on or before February 28, 2025 (as extended pursuant to the “Termination Date”) remotely by exchange of documents and signatures (or their electronic counterparts). The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. Eastern time on the Closing Date.

Section 2.02 Seller Closing Deliverables. At the Closing, Seller shall deliver to Buyer the following:

(a) Share certificates evidencing the Purchased Shares, free and clear of all Encumbrances (other than restrictions on transfer arising under applicable state, provincial or federal securities laws of Canada and the United States, including those described in Section 2.07), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank;

(b) A certificate of the Secretary (or other officer) of Seller certifying: (i) that attached thereto are true and complete copies of all resolutions of the board of directors and the shareholders of Seller authorizing the execution, delivery, and performance of this Agreement and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing (collectively, the “Transaction Documents”) to which Seller is a party and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect; (ii) the names, titles, and signatures of the officers of Seller authorized to sign this Agreement and the other Transaction Documents; and (iii) that attached thereto are true and complete copies of the governing documents of the Company, including any amendments or restatements thereof, and that such governing documents are in full force and effect;

(c) Resignations of the directors and officers of the Company, effective as of the Closing Date;

(d) A good standing certificate (or its equivalent) for the Company from the secretary of state or similar Governmental Authority of the jurisdiction in which the Company is organized and each jurisdiction where the Company is required to be qualified, registered, or authorized to do business. The term “Governmental Authority” means any federal, state, local, provincial, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court, or tribunal of competent jurisdiction;

(e) A certificate executed by a duly authorized officer of the Company certifying that the verified power load for the Facility (as defined in Section 3.09(a)(ii)) is equal to or greater than nine (9) megawatts as of the Closing Date (the “Phase I Verified Power Load Certificate”);

(f) Copies of the duly executed Facility-Related Agreements (as defined in Section 3.09(a)(iv));

(g) Employment Agreements (as defined in Section 5.04) duly executed by the Company and Company executive(s);

(h) [OTHER SELLER DELIVERABLES]

Section 2.03 Buyer’s Closing Deliveries. At the Closing, Buyer shall deliver the following to Seller:

(a) The Phase I Purchase Payment.

(b) A certificate of the Secretary (or other officer) of Buyer certifying: (i) that attached thereto are true and complete copies of all resolutions of the board of directors of Buyer authorizing the execution, delivery, and performance of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect; and (ii) the names, titles, and signatures of the officers of Buyer authorized to sign this Agreement and the other Transaction Documents to which it is a party.

(c) A completed U.S. Purchaser Certificate, attached to this Agreement as Schedule “A”;

(d) [OTHER BUYER DELIVERABLES]

Section 2.04 Conditions Precedent to Buyer’s Obligation to Close. The following closing conditions shall be fulfilled by February 28, 2025, any extension shall be mutually agreed by both parties. Buyer’s obligation to close the transaction as contemplated in this agreement is conditioned upon the occurrence or waiver by Buyer of the following:

(a) Seller has delivered an inventory of the assets of the Company as listed in Schedule B in good condition ;

(b) All representations and warranties of the Company by the Company and Seller shall be true and correct as of the Closing Date with the same force and effect as if made on and as of that date;

(c) The Company and seller shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date;

(d) Buyer must be satisfied in its sole and absolute discretion with its due diligence of the Company and Seller;

(e) Buyer shall have received a report from the applicable Government Authorities showing the existence and absence of liens, financing statements and other Encumbrances recorded against any of the assets, dated not more than five (5) days prior to the Closing, and such report shall be satisfactory to Buyer in its sole and absolute discretion.

Section 2.05 Conditions Precedent to Seller’s Obligation to Close. Seller’s obligation to close the transaction as contemplated in this Agreement is conditioned upon the occurrence or waiver Seller of the following:

(a) All representations and warranties of Buyer made in this Agreement or in any exhibit hereto delivered by Buyer shall be true and correct on as of the Closing Date with the same force and effect as if made on and as of that date;

(b) Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing Date.

Section 2.06 Phase II Payment Condition Precedent. Buyer shall have received evidence satisfactory to it in its sole and absolute discretion that the verified power load for the Facility is equal to or greater than five (5) megawatts.

ARTICLE III
Representations and warranties of seller

Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof. For purposes of this Article III, “Seller’s knowledge,” “knowledge of Seller,” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Seller, after due inquiry.

Section 3.01 Organization and Authority of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the Laws (as defined in Section 3.05) of Ontario, Canada. Seller has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and each Transaction Document to which Seller is a party constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

Section 3.02 Organization, Authority, and Qualification of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of Canada, and has full corporate power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted. Section 3.02 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

Section 3.03 Capitalization.

(a) The authorized shares of the Company consist of common shares which are issued and outstanding and constitute the Shares. All of the Purchased Shares have been duly authorized, are validly issued, fully paid and nonassessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances. Upon the transfer, assignment, and delivery of the Purchased Shares and payment therefor in accordance with the terms of this Agreement, Buyer shall own all of the Purchased Shares, free and clear of all Encumbrances. The Purchased Shares and the Retained Shares constitute all of the outstanding shares of the Company.

(b) All of the Shares were issued in compliance with applicable Laws. None of the Shares were issued in violation of any agreement or commitment to which Seller or the Company is a party or is subject to or in violation of any preemptive or similar rights of any individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity (each, a “Person”).

(c) There are no outstanding or authorized options, warrants, convertible securities, stock appreciation, phantom stock, profit participation, or other rights, agreements, or commitments relating to the shares of the Company or obligating Seller or the Company to issue or sell any shares of, or any other interest in, the Company. There are no voting trusts, stockholder agreements, proxies, or other agreements in effect with respect to the voting or transfer of any of the Shares.

Section 3.04 No Subsidiaries. The Company does not have, or have the right to acquire, an ownership interest in any other Person.

Section 3.05 No Conflicts or Consents. The execution, delivery, and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of Seller or the Company; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, treaty, or other requirement of any Governmental Authority (collectively, “Law”) or any order, writ, judgment, injunction, decree, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to Seller or the Company; (c) except for the consents, notices, filings, permits, licenses and Governmental Orders set forth in Section 3.05 of the Disclosure Schedules, require the consent, notice, or filing with or other action by any Person or require any Permit, license, or Governmental Order; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, or modify any contract, lease, deed, mortgage, license, instrument, note, indenture, joint venture, or any other agreement, commitment, or legally binding arrangement, whether written or oral (collectively, “Contracts”), to which Seller or the Company is a party or by which Seller or the Company is bound or to which any of their respective properties and assets are subject; or (e) result in the creation or imposition of any Encumbrance on any properties or assets of the Company. The resale of the Purchased Shares is being made in reliance on the rules of National Instrument 45-102 Resale of Securities, and the Seller and Company will transfer the Purchased Shares to the Buyer in reliance on such exemptions.

Section 3.06 Financial Statements. Complete copies of the Company’s latest unaudited interim financial statements prior to Closing, and audited financial statements consisting of the balance sheet of the Company as at December 31 in each of the years 2023, 2022, and 2021 and the related statements of income and retained earnings, stockholders’ equity, and cash flow for the years then ended (the “Financial Statements”) are included in the Disclosure Schedules. The Financial Statements have been prepared in accordance with generally accepted accounting principles in effect in Canada from time to time (“GAAP”), applied on a consistent basis throughout the period involved. The Financial Statements are based on the books and records of the Company and fairly present the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The balance sheet of the Company as of November 30, 2024 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date”. The Company maintains a standard system of accounting established and administered in accordance with GAAP.

Section 3.07 Undisclosed Liabilities. The Company has no liabilities, obligations, or commitments of any nature whatsoever, whether asserted, known, absolute, accrued, matured, or otherwise (collectively, “Liabilities”), except: (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date; and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 3.08 Absence of Certain Changes, Events, and Conditions. Since the Balance Sheet Date, the Company has been operating in the ordinary course of business consistent with past practice and there has not been, with respect to the Company, any change, event, condition or development that is, or could reasonably be expected to be, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise) or assets of the Company

Section 3.09 Material Contracts.

Seller represents and warrants that the Material Contracts are valid and in effect for at least four years. Should any of the Material Contracts terminate before four years, Seller shall refund Buyer’s cost of investment on pro rata basis (i.e., if contract terminates after 3 years, refund amount is: Total Purchase Price x 1/4).

(a) Section 3.09(a) of the Disclosure Schedules lists each Contract that is material to the Company (such Contracts, together with all Contracts concerning the occupancy, management, or operation of any Real Property (as defined in Section 3.10(a)), being “Material Contracts”), including the following:

(i) each Contract of the Company involving aggregate consideration in excess of $100,000 and which, in each case, cannot be cancelled by the Company without penalty or without more than 90 days’ notice;

(ii) the lease agreement for the power generation facility (the “Facility”) operated by the Company (the “Lease Agreement”);

(iii) the power supply agreement pursuant to which power is supplied to the Facility (the “Power Supply Agreement”);

(iv) the custody agreement pursuant to which (the “Custody Agreement” and, together with the Lease Agreement and the Power Supply Agreement, the “Facility Related Agreements”);

(v) the hosting agreement with Bitcoin,

(vi) all Contracts that provide for the indemnification by the Company of any Person or the assumption of any Tax (as defined in Section 3.19(a)), environmental, or other Liability of any Person;

(vii) all Contracts relating to Intellectual Property (as defined in Section 3.11(a)), including all licenses, sublicenses, settlements, coexistence agreements, covenants not to sue, and permissions;

(viii) except for Contracts relating to trade payables, all Contracts relating to indebtedness (including, without limitation, guarantees) of the Company; and

(ix) all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time.

(b) Each Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect. None of the Company or, to Seller’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. Complete and correct copies of each Material Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been delivered to or made available to Buyer.

Section 3.10 Real Property; Title to Assets.

(a) Section 3.10(a) of the Disclosure Schedules lists all real property in which the Company has an leasehold (or subleasehold) interest (together with all buildings, structures, and improvements located thereon, the “Real Property”), including: (i) the street address of each parcel of Real Property; (ii) for Real Property that is leased or subleased by the Company, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease, and any termination or renewal rights of any party to the lease; and (iii) the current use of each parcel of Real Property. Seller has delivered or made available to Buyer true, correct, and complete copies of all Contracts, title insurance policies, and surveys relating to the Real Property.

(b) The Company has a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Financial Statements or acquired after the Balance Sheet Date (other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date). All Real Property and such personal property and other assets (including leasehold interests) are free and clear of Encumbrances except for those items set forth in Section 3.10(b) of the Disclosure Schedules.

(c) The Company is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to possess, lease, occupy, or use any leased Real Property. The use of the Real Property in the conduct of the Company’s business does not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit, or Contract and no material improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than the Company.

Section 3.11 Intellectual Property.

(a) The term “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) issued patents and patent applications; (ii) trademarks, service marks, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (iii) copyrights, including all applications and registrations; (iv) trade secrets, know-how, inventions (whether or not patentable), technology, and other confidential and proprietary information and all rights therein; (v) internet domain names and social media accounts and pages; and (vi) other intellectual or industrial property and related proprietary rights, interests, and protections.

(b) Section 3.11(b) of the Disclosure Schedules lists all issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing and all material unregistered Intellectual Property that are owned by the Company (the “Company IP Registrations”). The Company owns or has the valid and enforceable right to use all Intellectual Property used or held for use in or necessary for the conduct of the Company’s business as currently conducted or as proposed to be conducted (the “Company Intellectual Property”), free and clear of all Encumbrances. All of the Company Intellectual Property is valid and enforceable, and all Company IP Registrations are subsisting and in full force and effect. The Company has taken all necessary steps to maintain and enforce the Company Intellectual Property.

(c) The conduct of the Company’s business as currently and formerly conducted and as proposed to be conducted has not infringed, misappropriated, or otherwise violated and will not infringe, misappropriate, or otherwise violate the Intellectual Property or other rights of any Person. No Person has infringed, misappropriated, or otherwise violated any Company Intellectual Property.

Section 3.12 Material Customers and Suppliers.

(a) Section 3.12(a) of the Disclosure Schedules sets forth each customer who has paid aggregate consideration to the Company for goods or services rendered in an amount greater than or equal to $100,000 for each of the two most recent fiscal years (collectively, the “Material Customers”). The Company has not received any notice, and has no reason to believe, that any of its Material Customers has ceased, or intends to cease after the Closing, to purchase or use its goods or services or to otherwise terminate or materially reduce its relationship with the Company.

(b) Section 3.12(b) of the Disclosure Schedules sets forth each supplier to whom the Company has paid consideration for goods or services rendered in an amount greater than or equal to $100,000 for each of the two most recent fiscal years (collectively, the “Material Suppliers”). The Company has not received any notice, and has no reason to believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to the Company or to otherwise terminate or materially reduce its relationship with the Company.]

Section 3.13 Insurance. Section 3.13 of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of insurance maintained by Seller or its Affiliates (including the Company) and relating to the assets, business, operations, employees, officers, and directors of the Company (collectively, the “Insurance Policies”). Such Insurance Policies: (a) are in full force and effect; (b) are valid and binding in accordance with their terms; (c) are provided by carriers who are financially solvent; and (d) have not been subject to any lapse in coverage. Neither Seller nor any of its Affiliates (including the Company) has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have been paid. None of Seller or any of its Affiliates (including the Company) is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Company and are sufficient for compliance with all applicable Laws and Contracts to which the Company is a party or by which it is bound. For purposes of this Agreement: (x) “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; and (y) the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other ownership interests, by contract, or otherwise.

Section 3.14 Legal Proceedings; Governmental Orders.

(a) There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity (collectively, “Actions”) pending or, to Seller’s knowledge, threatened against or by the Company, Seller, or any Affiliate of Seller: (i) relating to or affecting the Company or any of the Company’s properties or assets; or (ii) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) There are no outstanding, and the Company is in compliance with all, Governmental Orders against, relating to, or affecting the Company or any of its properties or assets.

Section 3.15 Compliance with Laws; Permits.

(a) The Company has complied, and is now complying, with all Laws applicable to it or its business, properties, or assets.

(b) All permits, licenses, franchises, approvals, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from Governmental Authorities (collectively, “Permits”) in order for the Company to conduct its business, including, without limitation, owning or operating the Facility, have been obtained and are valid and in full force and effect. Section 3.15(b) of the Disclosure Schedules lists all current Permits issued to the Company and no event has occurred that would reasonably be expected to result in the revocation or lapse of any such Permit.

Section 3.16 Employee Benefit Matters.

(a) Section 3.16(a) of the Disclosure Schedules contains a true and complete list of each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, and including the regulations thereunder, “ERISA”), whether or not written and whether or not subject to ERISA, and each supplemental retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, equity, change in control, retention, severance, salary continuation, and other similar agreement, plan, policy, program, practice, or arrangement which is or has been established, maintained, sponsored, or contributed to by the Company or under which the Company has or may have any Liability (each, a “Benefit Plan”).

(b) For each Benefit Plan, Seller has made available to Buyer accurate, current, and complete copies of each of the following: (i) the plan document with all amendments, or if not reduced to writing, a written summary of all material plan terms; (ii) any written contracts and arrangements related to such Benefit Plan, including trust agreements or other funding arrangements, and insurance policies, certificates, and contracts; (iii) in the case of a Benefit Plan intended to be qualified under Section 401(a) of the Code, the most recent favorable determination or national office approval letter issued by the Internal Revenue Service and any legal opinions issued thereafter with respect to the Benefit Plan’s continued qualification; (iv) the most recent Form 5500 filed with respect to such Benefit Plan; and (v) any material notices, audits, inquiries, or other correspondence from, or filings with, any Governmental Authority relating to the Benefit Plan.

(c) Each Benefit Plan and related trust has been established, administered, and maintained in accordance with its terms and in substantial compliance with all applicable Laws (including ERISA and the Code). Nothing has occurred with respect to any Benefit Plan that has subjected or could [reasonably be expected to] subject the Company or, with respect to any period on or after the Closing Date, Buyer or any of its Affiliates, to a civil action, penalty, surcharge, or Tax under applicable Law or which would jeopardize the previously-determined qualified status of any Benefit Plan. All benefits, contributions, and premiums relating to each Benefit Plan have been timely paid in accordance with the terms of such Benefit Plan and all applicable Laws and accounting principles. Benefits accrued under any unfunded Benefit Plan have been paid, accrued, or adequately reserved for to the extent required by GAAP.

(d) The Company has not incurred and does not reasonably expect to incur: (i) any Liability under Title I or Title IV of ERISA, any related provisions of the Code, or applicable Law relating to any Benefit Plan; or (ii) any Liability to the Pension Benefit Guaranty Corporation. No complete or partial termination of any Benefit Plan has occurred or is expected to occur.

(e) The Company has not now or at any time within the previous six years contributed to, sponsored, or maintained: (i) any “multiemployer plan” as defined in Section 3(37) of ERISA; (ii) any “single-employer plan” as defined in Section 4001(a)(15) of ERISA; (iii) any “multiple employer plan” as defined in Section 413(c) of the Code; (iv) any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA; (v) a leveraged employee stock ownership plan described in Section 4975(e)(7) of the Code; or (vi) any other Benefit Plan subject to required minimum funding requirements.

(f) Other than as required under Sections 601 to 608 of ERISA or other applicable Law, no Benefit Plan provides post-termination or retiree welfare benefits to any individual for any reason.

(g) Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will, either alone or in combination with any other event: (i) entitle any current or former director, officer, employee, independent contractor, or consultant of the Company to any severance pay, increase in severance pay, or other payment; (ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation (including stock-based compensation) due to any such individual; (iii) limit or restrict the right of the Company to amend or terminate any Benefit Plan; (iv) increase the amount payable under any Benefit Plan; (v) result in any “excess parachute payments” within the meaning of Section 280G(b) of the Code; or (vi) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code.

Section 3.17 Employment Matters.

(a) Section 3.17(a) of the Disclosure Schedules lists: (i) all employees, independent contractors, and consultants of the Company; and (ii) for each individual described in clause (i), (A) the individual’s title or position, hire date, and compensation, (B) any Contracts entered into between the Company and such individual, and (C) the fringe benefits provided to each such individual. All compensation payable to all employees, independent contractors, or consultants of the Company for services performed on or prior to the Closing Date have been paid in full.

(b) The Company is not, and has not been, a party to or bound by any collective bargaining agreement or other Contract with a union or similar labor organization (collectively, “Union”), and no Union has represented or purported to represent any employee of the Company. There has never been, nor has there been any threat of, any strike, work stoppage, slowdown, picketing, or other similar labor disruption or dispute affecting the Company or any of its employees.

(c) The Company is and has been in compliance with: (i) all applicable employment Laws and agreements regarding hiring, employment, termination of employment, plant closings and mass layoffs, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, engagement and classification of independent contractors, payroll taxes, and immigration with respect to all employees, independent contractors, and contingent workers; and (ii) all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing employees of the Company.

(d) All employees are subject to a written employment contract with the Company. No employees are subject to an oral employment contract with the Company, and no employees have any oral entitlements in addition to their entitlements under their written employment contracts with the Company.

Section 3.18 Taxes.

(a) All returns, declarations, reports, information returns and statements, and other documents relating to Taxes (including amended returns and claims for refund) (collectively, “Tax Returns”) required to be filed by the Company on or before the Closing Date have been timely filed. Such Tax Returns are true, correct, and complete in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been timely paid. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company. Seller has delivered to Buyer copies of all Tax Returns and examination reports of the Company and statements of deficiencies assessed against, or agreed to by, the Company, for all Tax periods ending after December 31, 2017. The term “Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto.

(b) .

(c) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

(d)

Section 3.19 Books and Records. The minute books and share record and transfer books of the Company, all of which are in the possession of the Company and have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices.

Section 3.20 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.

Section 3.21 Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV
Representations and warranties of buyer

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof. For purposes of this Article IV, “Buyer’s knowledge,” “knowledge of Buyer,” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer, after due inquiry.

Section 4.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the state of Nevada. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and each Transaction Document constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of Buyer; (b) violate or conflict with any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any Permit, license, or Governmental Order.

Section 4.03 Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Buyer acknowledges that Seller has not registered the offer and sale of the Shares under the Securities Act or any state securities laws, and that the Shares may not be pledged, transferred, sold, offered for sale, hypothecated, or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 4.04 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

Section 4.05 Accredited Investor. The Buyer is an “accredited investor” as such term is defined in National Instrument 45-106 – Prospectus Exemptions, and the representations and warranties of the Buyer contained in the U.S. Purchaser Certificate appended to this Agreement as Schedule “A” as duly executed by the Buyer does not contain any untrue statement of a material fact, or omission to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, and is not misleading.

ARTICLE V
Covenants

Section 5.01 Conduct of Business Before Closing. From the date hereof until the Closing Date, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall, and shall cause the Company to: (x) conduct the business of the Company in the ordinary course consistent with past practice; and (y) use reasonable best efforts to maintain and preserve intact the current organization and business of the Company and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with the Company. Without limiting the foregoing, from the date hereof until the Closing Date, Seller shall cause the Company to:

(a) preserve and maintain all its Permits;

(b) pay its debts, Taxes and other obligations when due;

(c) maintain the assets owned, operated or used by the Company in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(d) continue in full force and effect without modification all Insurance Policies, except as required by applicable Law;

(e) defend and protect its assets from infringement or usurpation;

(f) perform all its obligations under all Contracts relating to or affecting its assets or business;

(g) maintain its minute books and share record and transfer books in accordance with past practice;

(h) not make any loans, advances or capital contributions to any Person;

(i) not (A) make, change or revoke, or permit the Company to make, change or revoke, any Tax election, or file or cause to be filed an amended Tax Return unless required by Law or (B) make, or permit the Company to make, any change in any Tax or accounting methods or policies or systems of internal accounting controls, except to conform to changes in Laws related to Taxes or accounting requirements;

(j) not (A) terminate (otherwise than for cause) the employment or services of any director, officer or manager [except as contemplated by Section 5.01(j) of the Disclosure Schedules] or (B) grant any severance or termination pay to any director, officer or manager or any other employee [except in the case of (A) as required under any existing Contract or Benefit Plan or as required by Law];

(k) comply in all material respects with all applicable Laws; and

(l) not take or permit any action that would cause any of the changes, events or conditions described in Section 3.08 to occur.

Section 5.02

(a) Definition of Confidential Information: For the purposes of this Agreement, “Confidential Information” means all non-public, confidential, or proprietary information disclosed by a party (the “Disclosing Party”) to the other party (the “Receiving Party”), whether disclosed orally, in writing, electronically, or by inspection of tangible objects, and whether or not marked or designated as “confidential,” that relates to the Disclosing Party’s business, operations, financial information, trade secrets, know-how, customer or supplier information, business plans, or other proprietary information.

(b) Obligation to Maintain Confidentiality: Each party agrees to:

(i) Keep the Confidential Information of the other party strictly confidential and not disclose it to any third party without the prior written consent of the Disclosing Party, except as permitted herein;

(ii) Use the Confidential Information solely for the purpose of evaluating, negotiating, or performing its obligations under this Agreement; and

(iii) Take all reasonable measures to protect the confidentiality of the Confidential Information and prevent its unauthorized use or disclosure.

(c) Permitted Disclosures: The Receiving Party may disclose Confidential Information to its affiliates, employees, officers, directors, consultants, legal counsel, accountants, or other representatives (“Representatives”) who have a need to know such information for the purposes of this Agreement, provided that such Representatives are bound by confidentiality obligations no less restrictive than those set forth herein. The Receiving Party shall remain responsible for any breach of this Section by its Representatives.

(d) Exclusions from Confidential Information: Confidential Information does not include information that:

(i) Is or becomes publicly available without breach of this Agreement by the Receiving Party or its Representatives;

(ii) Was known to the Receiving Party prior to disclosure by the Disclosing Party, as evidenced by the Receiving Party’s written records;

(iii) Is received from a third party who is not under any obligation of confidentiality; or

(iv) Is independently developed by the Receiving Party without reference to or use of the Disclosing Party’s Confidential Information.

(e) Required Disclosures: If the Receiving Party is required by applicable law, regulation, or legal process (including court orders or government directives) to disclose any Confidential Information, it shall promptly notify the Disclosing Party in writing (to the extent legally permitted) so that the Disclosing Party may seek a protective order or other appropriate remedy. The Receiving Party shall disclose only that portion of the Confidential Information legally required and shall use its reasonable efforts to ensure the information remains confidential.

(f) Return or Destruction of Confidential Information: Upon termination of this Agreement or at the request of the Disclosing Party, the Receiving Party shall promptly return or destroy all copies, summaries, and extracts of the Disclosing Party’s Confidential Information in its possession or control, and certify in writing that it has done so, except where retention is required by law or for archival purposes.

(g) Duration of Obligation: The obligations of confidentiality under this Section shall survive the termination or expiration of this Agreement and shall remain in effect for a period of five (5) years from the date of disclosure of the Confidential Information.

(h) Remedies: Each party acknowledges that any breach of this Section may result in irreparable harm to the Disclosing Party for which monetary damages may not be adequate, and the Disclosing Party shall be entitled to seek equitable relief, including an injunction, in addition to any other remedies available at law or in equity.

Section 5.03 Non-Competition; Non-Solicitation.

(a) For a period of five years commencing on the Closing Date (the “Restricted Period”), Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly: (i) engage in or assist others in engaging in bitcoin or crypto business (the “Restricted Business”) in North America (the “Territory”); (ii) have an interest in any Person that engages, directly or indirectly, in the Restricted Business in the Territory in any capacity, including as a partner, stockholder, director, officer, member, manager, employee, contractor, principal, agent, volunteer, intern, advisor, or consultant; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between the Company and customers or suppliers of the Company. Notwithstanding the foregoing, Seller may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if Seller is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own five percent (5%) or more of any class of securities of such Person.

(b) During the Restricted Period, Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, hire or solicit any current or former employee of the Company or encourage any employee to leave the Company’s employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, however, nothing in this Section 5.03(b) shall prevent Seller or any of its Affiliates from hiring: (i) any employee terminated by the Company; or (ii) after one hundred eighty (180) days from the date of resignation, any employee that has resigned from the Company.

(c) Seller acknowledges that a breach or threatened breach of this Section 5.03 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, or specific performance (without any requirement to post bond).

(d) Seller acknowledges that the restrictions contained in this Section 5.03 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 5.03 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction or any Governmental Order, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law or such Governmental Order. The covenants contained in this Section 5.03 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 5.04 Employment Agreements. At the Closing, the Company shall enter into employment agreements with each of the employees of the Company identified by Buyer on terms satisfactory to Buyer (the “Employment Agreements”).

Section 5.05 Reorganization. After the Closing, Buyer shall have the right in its sole and absolute discretion to reorganize the Company’s workforce.

Section 5.06 Other Approvals and Consents

(a) Seller and Buyer shall use their respective commercially reasonable efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 3.05 of the Disclosure Schedules.

(b) If any consent, approval or authorization necessary to preserve any right or benefit under any Contract to which the Company is a party is not obtained before the Closing, Seller shall, after the Closing, cooperate with Buyer and the Company in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, Seller shall use its commercially reasonable efforts to provide the Company with the rights and benefits of the affected Contract for the term thereof and, if Seller provides such rights and benefits, the Company shall assume all obligations and burdens thereunder.

Section 5.07 Closing Conditions. During the period from the date of this Agreement to the Closing Date, each party hereto shall, and Seller shall cause the Company to, use its reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VI.

Section 5.08 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents and instruments and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE VI
Conditions to Closing

Section 6.01 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or before the Closing, of each of the following conditions:

(a) The representations and warranties of Seller set out in this Agreement and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality) or in all material respects (in the case of any representation or warranty not qualified by materiality) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b) Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it before or on the Closing Date.

(c) No Action shall have been commenced against Buyer or the Company that would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority and be in effect, which restrains or prohibits any transaction contemplated hereby.

ARTICLE VII
Tax Matters

Section 7.01 Cooperation and Exchange of Information. Seller and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Article VII or in connection with any proceeding in respect of Taxes of the Company, including providing copies of relevant Tax Returns and accompanying documents. Each of Seller and Buyer shall retain all Tax Returns and other documents in its possession relating to Tax matters of the Company for any Pre-Closing Tax Period (collectively, “Tax Records”) until the expiration of the statute of limitations of the taxable periods to which such Tax Records relate.

Section 7.02 Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.18 and this Article VII shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation, or extension thereof) plus 90 days.

ARTICLE VIII
Indemnification

Section 8.01 Indemnification by Seller. Subject to the other terms and conditions of this Article VII, Seller shall indemnify and defend each of Buyer and its Affiliates (including the Company) and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or the other Transaction Documents; or

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement or the other Transaction Documents.

Section 8.02 Indemnification by Buyer. Subject to the other terms and conditions of this Article VII, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or the other Transaction Documents; or

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement.

Section 8.03 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 8.04 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein (other than any representations or warranties contained in Section 3.19 which are subject to Article VII) and all related rights to indemnification shall survive the Closing and shall remain in full force and effect until the expiration of the applicable statute of limitation. Subject to Article VII, all covenants and agreements of the parties contained herein shall survive the Closing indefinitely unless another period is explicitly specified herein. Notwithstanding the foregoing, any claims which are timely asserted in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 8.05 Indemnity Cap. The Parties acknowledge and agree that in no event shall Seller be required to indemnify the Buyer Indemnities in an amount exceeding [the value of the assets of the Company as of the Closing Date]; provided, however, that there shall be no such limit in connection with (i) any allegation or allegations that seller had an intent to defraud or made a willful or intentional misrepresentation or willful omission of a material fact in connection with this Agreement and the transactions contemplated hereby; or (ii) to enforce any judgment of a court of competent jurisdiction in connection with any claim, demand, suit or cause of action that is indemnifiable hereunder.

Section 8.06 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party’s waiver of any condition set forth in Section 6.01.

Section 8.07 Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event, or proceeding in respect of Taxes of the Company (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section 3.19 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking, or obligation in Article VII shall be governed exclusively by Article VII hereof.

Section 8.08 Cumulative Remedies. The rights and remedies provided for in this Article VIII (and in Article VII) are cumulative and are in addition to and not in substitution for any other rights and remedies available at Law or in equity or otherwise.

Section 8.09 Exclusive Remedies. The indemnification rights of the parties under this Article VIII are independent of, and in addition to, such rights and remedies as the parties may have at Law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any covenant, agreement or obligation hereunder on the part of any party hereto, including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

ARTICLE IX
TERMINATION

ARTICLE X
Miscellaneous

Section 10.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 10.02 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, if sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

If to Seller:	Jinyi Capital Inc. 62 Casemount Street Aurora, Ontario Canada L4G 7V9 Email: wangjin1000@hotmail.com Attention: Jin Wang

with a copy (which shall not constitute notice) to:	[SELLER LAW FIRM] [SELLER LAW FIRM ADDRESS] Email: [EMAIL ADDRESS] Attention: [ATTORNEY NAME]

If to Buyer:	Nature’s Miracle Holding Inc. 3281 E. Guasti Rd, Suite 175 Ontario, CA 91761 Email: james.li@nature-miracle.com Attention: James Li, Chief Executive Officer

with a copy (which shall not constitute notice) to:	Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st floor New York, NY 10036 Email: gburlingame@srfc.law

Section 10.03 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.04 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 10.05 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, any exhibits, and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 10.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 10.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 10.08 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and county of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (II) EACH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized officers.

JINYI CAPITAL INC.

By
NAME:
TITLE:

NM DATA INC.

By
NAME:
TITLE:

SCHEDULE “A”

U.S. Purchaser certificate

TO: J&Y MARIGOLD LTD. (the “Issuer”)

Capitalized terms used in this Schedule “A” and defined in the Agreement to which this Schedule “A” is attached have the meanings defined in the Agreement unless otherwise defined herein.

(a)	In addition to the covenants, representations and warranties contained in the Agreement to which this Schedule “A” is attached, the undersigned (the “Subscriber”) covenants, represents and warrants to the Issuer that:

(b)	it is a “U.S. Person” (as that term is defined in Regulation S and the Agreement), or is a person within the “United States” (as that term is defined in Regulation S and the Agreement) or was offered the Purchased Shares, or executed or delivered the Agreement, in the United States, or was in the United States at the time the Subscriber’s buy order originated, or is purchasing the Purchased Shares for the account of or benefit of a U.S. Person or a person in the United States whom it is exercising sole investment discretion (a “Beneficial Subscriber”), for investment purposes only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of Purchased Shares in the United States or to, or for the account or benefit of, a person in the United States or a U.S. Person in any transaction that would be in violation of the securities laws of the United States or any state thereof but this paragraph shall not restrict the Subscriber from selling or otherwise disposing of any of the Purchased Shares pursuant to registration thereof under the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements;

(c)	it is authorized to consummate the subscription for the Purchased Shares pursuant to the transaction contemplated by the Agreement and has the necessary power and authority to execute and deliver the Agreement and this U.S. Purchaser Certificate and to perform the covenants and obligations thereunder and hereunder, and has taken all necessary action in respect of them;

(d)	it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Purchased Shares and it is able to bear the economic risks of such investment and is able, without impairing its financial condition, to hold the Purchased Shares for an indefinite period of time and to bear the economic risks, and withstand a complete loss of such investment;

(e)	it understands that the Purchased Shares have not been and will not be registered under the U.S. Securities Act or under the securities laws of any state of the United States, and that the sale of the Purchased Shares contemplated hereunder is being made in the United States or to, or for the account or benefit of, persons in the United States or U.S. Persons to U.S. Accredited Investors in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Rule 506(b) of Regulation D (“Regulation D”) under the U.S. Securities Act and/or Section 4(a)(2) thereof and pursuant to similar exemptions from applicable state securities laws;

(f)	it, and if applicable, each Beneficial Subscriber for whose account it is purchasing the Purchased Shares, is an “accredited investor” as defined in Rule 501(a) of Regulation D (a “U.S. Accredited Investor”) by virtue of satisfying one or more of the categories indicated below (the Subscriber must initial on the appropriate line(s) writing “SUB” for the Subscriber and “BP” for each Beneficial Subscriber, if any):

_________	(i)	a bank as defined in Section 3(a)(2) of the U.S. Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; an insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_________	(ii)	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_________	(iii)	an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

_________	(iv)	a director or executive officer of the Issuer;

_________	(v)

a natural person (including an Individual Retirement Account (“IRA”) owned by such person) whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of his purchase, exceeds US$1,000,000;

Note:	For purposes of calculating “net worth” under this paragraph: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

_________	(vi)	a natural person (including an IRA owned by such person) who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_________	(vii)	a trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the U.S. Securities Act;

_________	(viii)

an entity in which all of the equity owners are U.S. Accredited Investors;

Please indicate the name and category of accredited investor (by reference to the applicable category number) of each equity owner:

Name of Equity Owner	Category of U.S. Accredited Investor

(Note:	It is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor status of entities under this category. If those natural persons are themselves accredited investors, and if all other equity owners of the entity seeking accredited investor status are accredited investors, then this category may be available.)

_________	(ix)	a natural person who holds one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

_________	(x)	an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the applicable laws of a state;

_________	(xi)	an investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940;

_________	(xii)	a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

_________	(xiii)	an entity, of a type not listed herein, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of US$5,000,000;

_________	(xiv)	a “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1): (i) with assets under management in excess of US$5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

_________	(xv)	a “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1), of a family office meeting the requirements in paragraph (xiv) above and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (xiv)(iii) above.

(g)	the Subscriber understands and acknowledges that, the Purchased Shares are “restricted securities”, as such term is defined under Rule 144(a)(3) under the U.S. Securities Act, and the Subscriber agrees that if it decides to offer, sell or otherwise transfer, pledge or hypothecate all or any part of the Purchased Shares it will not offer, sell or otherwise transfer, pledge or hypothecate any or any part of the Purchased Shares (other than pursuant to an effective registration statement under the U.S. Securities Act), directly or indirectly, except:

(i)	to the Issuer;

(ii)	outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S and in compliance with applicable local laws and regulations;

(iii)	pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by (A) Rule 144A, if available or, or (B) Rule 144 thereunder, if available, and in accordance with any applicable securities laws of any state of the United States; or

(iv)	in a transaction that does not require registration under the U.S. Securities Act or any applicable laws and regulations governing the offer and sale of the securities of any state of the United States; and

in the case of clauses (iii)(B) or (iv), it has prior to such sale furnished to the Issuer an opinion of counsel of recognized standing or other evidence of exemption in form and substance reasonably satisfactory to the Issuer and its transfer agent;

(h)	it understands that, in addition to any other legends required under applicable securities laws, upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable U.S. state laws and regulations, the certificates representing the Purchased Shares will bear a legend in substantially the following form:

(i) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS.  BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, THE HOLDER AGREES FOR THE BENEFIT OF PROMINO NUTRITIONAL SCIENCES INC. (THE “ISSUER”) THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO ISSUER; OR (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; OR (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS; OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO (C)(I) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE ISSUER AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE ISSUER.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided that if any of the Purchased Shares are being or will be sold outside the United States in compliance with the requirements of Rule 904 of Regulation S (“Regulation S”) under the U.S. Securities Act, in compliance with applicable local laws and regulations, and in circumstances where Rule 905 of Regulation S does not apply, the legend may be removed from such Purchased Shares by providing to the registrar and transfer agent of the Issuer:

(i)	a Shareholder Declaration With Respect to Resale of Securities Pursuant to Rule 904 Under the U.S. Securities Act of 1933 and, if applicable, an Affirmation by Seller’s Broker-Dealer in substantially the respective forms set forth in Exhibit “A” attached hereto; or

(ii)	if legend removal is being requested pursuant to Rule 904 of Regulation S on a “will sell” basis:

(A)	a Shareholder Declaration and Undertaking With Respect to Presale Removal of Legend Pursuant to Rule 904 Under the U.S. Securities Act of 1933 in substantially the form set forth as Exhibit “B” attached hereto, and

(B)	a Declaration and Undertaking of Broker With Respect to Proposed Resale of Securities Pursuant to Rule 904 of Regulation S Under the United States Securities Act of 1933 in substantially the form set forth as Exhibit “B” attached hereto,

(or in such other forms as the Issuer may prescribe from time to time to comply with applicable securities Laws) and, if requested by the Issuer or the transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Issuer and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Purchased Shares are being sold otherwise than in accordance with Regulation S and other than to the Issuer, the legend may be removed by delivery to the registrar and transfer agent and the Issuer of an opinion of counsel, of recognized standing reasonably satisfactory to the Issuer, that such legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws;

(j)	it understands that none of the Purchased Shares to be issued and delivered to the Subscriber hereunder have been or will be registered under the U.S. Securities Act or under any state securities laws and, accordingly, the securities are subject to restrictions on transferability, resale and exercise, as applicable, and it agrees not to offer, sell or otherwise transfer, as applicable, any of the Purchased Shares except as permitted by paragraph (f) above and the legend included therein pursuant to paragraph (g) above;

(k)	it has had the opportunity to ask questions of and receive answers from the Issuer regarding the investment, and it has had access to such information concerning the Issuer as it has considered necessary or appropriate in connection with its investment decision to acquire the Purchased Shares and it has received all the information regarding the Issuer that it has requested;

(l)	it understands and acknowledges that the Issuer has the right not to record a transfer by any person of any of the Purchased Shares in the United States unless it is satisfied that such transfer is exempt from or not subject to registration under the U.S. Securities Act and any applicable state securities laws, and to instruct the registrar and transfer agent, if applicable, for the Purchased Shares not to record a transfer by any person without first being notified by the Issuer that it is satisfied that such transfer is exempt from or not subject to registration under the U.S. Securities Act and any applicable state securities laws and it consents to the Issuer making a notation on its records or giving instruction to the registrar and transfer agent of the Issuer (if applicable) in order to implement the restrictions on transfer with respect to the Purchased Shares set forth and described herein;

(m)	it understands and acknowledges that the Issuer has no obligation or present intention of filing with the SEC or with any state securities administrator any registration statement in respect of resales of any of the Securities in the United States;

(n)	the office or other address of the Subscriber at which the Subscriber received and accepted the offer to purchase the Purchased Shares is the address listed as the Subscriber’s address or, if applicable, as the address of its disclosed principal on the second page of the Agreement;

(o)	it understands and agrees that there may be material tax consequences to the Purchased Shares and the disclosed principal, if any, of an acquisition, holding, exercise, or disposition of any of the Purchased Shares. The Issuer gives no opinion and makes no representation with respect to the tax status of the Issuer or the consequences to the Subscriber or disclosed principal under United States, state, local or foreign tax law of the Subscriber’s acquisition, holding, exercise or disposition of the Purchased Shares, including whether the Issuer will at any given time be deemed a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended;

(p)	it understands and agrees that the financial statements of the Issuer will be prepared in accordance with Canadian generally accepted accounting principles or International Financial Reporting Standards as issued by the International Accounting Standards Board, each of which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(q)	it understands and acknowledges that its ability to enforce civil liabilities under the United States federal securities laws may be affected adversely by, among other things: (i) the fact that the Issuer is organized under the laws of a jurisdiction outside of the United States; (ii) some or all of the Issuer’s directors and officers may be residents of countries other than the United States; and (iii) all or a substantial portion of the assets of the Issuer and such persons may be located outside the United States. Consequently, it may be difficult to provide service of process on the Issuer and it may be difficult to enforce any judgment against the Issuer;

(r)	it represents and warrants that its acquisition of the Purchased Shares is not a transaction, or part of a chain of transactions which, although in technical compliance with an available exemptions under the U.S. Securities Act, is part of a plan or scheme to evade the registration requirements of the U.S. Securities Act;

(s)	it understands and acknowledges that no agency, governmental authority, regulatory body, stock exchange or other entity (including, without limitation, the SEC or any state securities commission) has made any finding or determination as to the merit of investment in, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to the Purchased Shares;

(t)	it has not purchased the Purchased Shares as a result of any form of “general solicitation” or “general advertising” (as such terms are defined in Regulation D), and the sale of the Purchased Shares was not accompanied by any advertisement in printed media of general and regular paid circulation including printed public media, articles, notices or other communications published in any newspaper, magazine or similar media or on the internet, or broadcast over radio, television or telecommunications, including electronic display and the internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(u)	it has not purchased the Purchased Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S and includes any activity undertaken for the purpose of, or that could be reasonably expected to have the effect of, conditioning the market in the United States for the Purchased Shares) in the United States in respect of the Purchased Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Purchased Shares;

(v)	it understands and acknowledges that the Issuer (i) is not obligated to remain a “foreign issuer” within the meaning of Rule 902 of Regulation S, (ii) may not, at the time the Purchased Shares are resold by it or at any other time, be a foreign issuer, and (iii) may engage in one or more transactions which could cause the Issuer not to be a foreign issuer;

(w)	it understands and acknowledges that (i) if the Issuer is ever deemed to be, or to have been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the U.S. Securities Act may not be available for resales of any of the Purchased Shares, and (ii) the Issuer is not obligated to take, and has no present intention of taking, any action to make Rule 144 under the U.S. Securities Act (or any other exemption) available for resales of any of the Purchased Shares; and

(x)	it acknowledges that the representations, warranties and covenants contained in this Schedule “A” are made by it with the intent that they may be relied upon by the Issuer in determining its eligibility and the eligibility of the disclosed principal, if any, to purchase the Purchased Shares. It agrees that by accepting the Purchased Shares it shall be representing and warranting that the representations and warranties above are true as at the Closing Date with the same force and effect as if they had been made by it at the Closing Date and that they shall survive the purchase by it of the Purchased Shares and shall continue in full force and effect notwithstanding any subsequent disposition by it of such Purchased Shares.

The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting), undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the Closing Date.

ONLY U.S. PURCHASERS NEED COMPLETE AND SIGN

Dated _______________ 2024.

If a Corporation, Partnership or Other Entity:	If an Individual:

Name of Entity	Signature

Type of Entity	Print or Type Name

Signature of Person Signing

Print or Type Name and Title of Person Signing

SCHEDULE “B”

LIST OF cOMPANY ASSETS

EXHIBIT “A”
TO U.S. PURCHASER CERTIFICATE

SHAREHOLDER DECLARATION WITH RESPECT TO RESALE OF SECURITIES PURSUANT TO
RULE 904 UNDER THE U.S. SECURITIES ACT OF 1933

To: J&Y Marigold Ltd.. (the “Corporation”)

And to: The registrar and transfer agent for the common shares of the Corporation.

The undersigned (A) acknowledges that the sale of _________________ common shares of the Corporation to which this declaration relates, represented by certificate number _______________ or held in Direct Registration System (DRS) account number _______________, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned (a) is not an “affiliate” of the Corporation, as that term is defined in Rule 405 under the U.S. Securities Act, or is an affiliate solely by virtue of being an officer or director of the Corporation, (b) is not a “distributor” as defined in Regulation S, and (c) is not an affiliate of a distributor; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or any other “designated offshore securities market”, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated __________________.	X
Signature of individual (if Seller is an individual)

X
Authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Affirmation by Seller’s Broker-Dealer

We have read the representation letter of ____________ (the “Seller”) dated _______________, pursuant to which the Seller has requested that we sell, for the Seller’s account, ____________________ common shares of the Corporation represented by certificate number _______________ or held in Direct Registration System (DRS) account number _______________, (the “Common Shares”). We have executed sales of the Common Shares pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1)	no offer to sell the Common Shares was made to a person in the United States;

(2)	the sale of the Common Shares was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or or another “designated offshore securities market”, and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3)	no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4)	we have done no more than execute the order or orders to sell the Common Shares as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Common Shares (including, but not be limited to, the solicitation of offers to purchase the Common Shares from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Corporation shall be entitled to rely upon the representations, warranties and covenants contained in this letter to the same extent as if this letter had been addressed to them.

Dated ___________________.

Name of Firm

By:

Title:

EXHIBIT “B”
TO U.S. PURCHASER CERTIFICATE

SHAREHOLDER DECLARATION AND UNDERTAKING
WITH RESPECT TO PRESALE REMOVAL OF LEGEND PURSUANT TO
RULE 904 UNDER THE U.S. SECURITIES ACT OF 1933

To: J&Y Marigold Ltd. (the “Corporation”)

And to: The registrar and transfer agent for the common shares of the Corporation (the “Transfer Agent”)

The undersigned has irrevocably instructed _____________________________________________________, as broker (the “Broker”) to sell _________________ common shares of the Corporation, represented by certificate number _______________ or held in Direct Registration System (DRS) account number _______________, on the undersigned’s behalf in one or more “offshore transactions” (as such term is defined in Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)). The undersigned (A) acknowledges that the proposed sale(s) of the securities the Corporation to which this declaration relates will be made in reliance on Rule 904 of Regulation S under the U.S. Securities Act, and (B) certifies that (1) the undersigned is not an “affiliate” of the Corporation (as that term is defined in Rule 405 under the U.S. Securities Act), or is an affiliate solely by virtue of being an officer or director of the Corporation, (2) the offer of such securities shall not be made to a person in the United States and either (a) at the time the buy order is originated, the buyer must be outside the United States, or the seller and any person acting on its behalf must reasonably believe that the buyer is outside the United States, or (b) the transaction will be executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another “designated offshore securities market” and the transaction must not be prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts (any activity undertaken for the purpose of, or that could be reasonably expected to have the effect of, conditioning the market in the United States for such securities) in the United States in connection with the offer and sale of such securities; (4) the sale must be bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

The undersigned undertakes to promptly notify the Corporation, the Transfer Agent and the Broker in writing if any of the foregoing representations and warranties cease to be true and correct prior to the completion of the sale of the securities contemplated hereby.

Dated __________________.	X
Signature of individual (if Seller is an individual)

X
Authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

DECLARATION AND UNDERTAKING OF BROKER
WITH RESPECT TO PROPOSED RESALE OF SECURITIES
PURSUANT TO RULE 904 OF REGULATION S UNDER PURSUANT TO
RULE 904 UNDER THE U.S. SECURITIES ACT OF 1933

To: J&Y Marigold Ltd. (the “Corporation”)

And to: The registrar and transfer agent for the common shares of the Corporation (the “Transfer Agent”)

RE:	Sale of the following shares by the shareholder of the Corporation named below pursuant to Rule 904 of Regulation S of the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”):

Number and class of securities: _______________________ common shares (the “Shares”)

Name of Shareholder: _______________________________________ (the “Shareholder”)

We act on behalf of the Shareholder whose declaration and undertaking (the “Shareholder’s Declaration”) is annexed hereto.

The Shareholder has engaged us to sell the Shares on the Shareholder’s behalf as the Shareholder may from time to time instruct:

☐	through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another “designated offshore securities market” (the “Exchange”), and/or

☐	to one or more persons outside the United States in any other “offshore transaction(s)”, as such term is defined in Rule 902(h) of Regulation S promulgated under the U.S. Securities Act (“Regulation S”), in each case in reliance of Rule 904 of Regulation S.

We confirm that we will execute sales of the Shares pursuant to Rule 904 of Regulation S on behalf of the Seller. In that connection, we hereby represent and warrant to, and covenant with you as follows:

1.	We will not make any offer to sell the Shares to any person in the United States.

2.	The offer and sale of the Shares will be executed in circumstances where, to our knowledge:

a.	if the sale is executed through the facilities of an Exchange, the transaction has not been prearranged with a buyer in the United States; or

b.	in any other case, the buyer is outside the United States, or we reasonably believe that the buyer is outside the United States, at the time the buy order is originated.

3.	Neither we, nor any affiliate of ours, nor any person acting on our behalf, will engage in any directed selling efforts in the United States in connection with the offer and sale of the Shares as the term directed selling efforts is defined in Regulation S. The term “directed selling efforts” is defined in Rule 902(c) of Regulation S to mean any activity undertaken for the purpose of, or that could be reasonably expected to have the effect of, conditioning the market in the United States for any of the securities being sold.

4.	We will do no more than execute the order or orders to sell the Shares as agent for the Shareholder and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

5.	We have reviewed a copy of the Shareholder’s Declaration and confirm that (i) the representations and warranties of the Shareholder are, to our knowledge, true and correct, and (ii) we will act in accordance with the Shareholder’s Declaration.

We acknowledge and agree that:

(a)	the Corporation and the Transfer Agent are and will be relying on this Declaration and Undertaking in removing the U.S. restrictive legend endorsed on the certificate(s) representing the Shares and registering the eventual transfer of the Shares pursuant to Rule 904 of Regulation S;

(b)	the Shares are “restricted securities” as defined in Rule 144(a)(3) promulgated under the U.S. Securities Act, and will continue to be “restricted securities” until such time that they have been resold pursuant to Rule 904 of Regulation S as contemplated herein; and

(c)	if any Shares are not resold through the facilities of the Exchange or in any other “offshore transaction(s)” in reliance of Rule 904 of Regulation S, we will cause such Shares to be returned directly to the Transfer Agent for the purpose of re-endorsing the U.S. restrictive legend on the Shares prior to the return of same to the Shareholder.

Legal counsel to the Corporation shall be entitled to rely upon the representations, warranties and covenants contained in this letter to the same extent as if this letter had been addressed to them.

Dated this ________ day of _____________________________, 20____.

Signature of Signatory:

Name and Title of Authorized Signatory:

Name of Brokerage Company: